Exhibit 3.30

AMALGAMATION AGREEMENT made effective as of the 26th day of September, 1980.

A M O N G:

VICTOR EQUIPMENT COMPANY OF CANADA LTD., an Ontario corporation governed by The Business Corporations Act, having, its head office in the Municipality of Metropolitan Toronto, in the said Province,

(hereinafter called “Victor”)

OF THE FIRST PART,

- and -

STOODY UNIWELD LIMITED, an Ontario corporation governed by The Business Corporations Act, having its head office in the Municipality of Metropolitan Toronto, in the said Province,

(hereinafter called “Stoody”)

OF THE SECOND PART.

WHEREAS:

A.                                   Victor was incorporated pursuant to the provisions of The Business Corporations Act (Ontario) by certificate of incorporation dated the 17th day of March, 1976 and its authorized capital consists of 40,000 shares without nominal or par value, of which 1,000 shares have been issued and are currently outstanding.

B.                                     Stoody was continued pursuant to the provisions of The Business Corporations Act (Ontario) by certificate of continuation dated the 10th day of June, 1980 and its authorized capital is divided into 4,000 Class A Preference Shares with a par value of $100 each, 100,000 Class B Preference Shares with a par value of $10 each and 10,000 common shares without par value, of which 3,100 Class A Preference Shares, 57,500 Class B Preference Shares and 1,500 common shares have been issued and are currently outstanding.

C.                                     The parties hereto, having made full disclosure each to the other of all their respective assets and liabilities, have determined that it is desirable that their amalgamation should be effected and, acting under the authority contained in The Business Corporations Act (Ontario), have agreed to amalgamate and continue as one corporation upon the terms and conditions hereinafter set out.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained (the adequacy of which is hereby mutually admitted), the parties hereto have agreed as follows:

ARTICLE ONE

Interpretation

1.01                           Definitions. Whenever used in this Agreement, the following terms shall have the respective meanings ascribed to them as follows:

(a)                                  “Act” means The Business Corporations Act, R.S.O.l970, Ch. 53, as heretofore enacted or as the same may from time to time be amended or re-enacted, or any other legislation hereafter enacted in substitution therefor or replacement thereof, and includes any regulations heretofore or hereafter made pursuant to such Act or other legislation, and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;

(b)                                 “Corporation” means the corporation continuing from the amalgamation of the parties hereto;

(c)                                  “Board” means the board of directors of the Corporation.

ARTICLE TWO

Implementation

2.01                           Implementation. Victor and Stoody shall amalgamate under the provisions of the Act effective immediately before the end of the 26th day of September, 1980 and shall continue as one corporation upon the terms and conditions hereinafter set out. After this Agreement has become effective, subject to Section 2.03 hereof, articles of amalgamation in prescribed form shall be delivered to the Minister, together with all other documents necessary to bring the amalgamation into effect.

2.02                           Effect. Upon the amalgamation of Victor and Stoody and their continuance as one corporation becoming effective:

(a)                                  the Corporation shall possess all their property, rights, privileges and franchises;

(b)                                 the Corporation is subject to all their liabilities, contracts, disabilities and debts;

(c)                                  all rights of creditors against and all liens upon their property, rights and assets are unimpaired;

(d)                                 all their debts, contracts, liabilities and duties thenceforth attach to the Corporation and may be enforced against it;

(e)                                  no action or proceeding by or against one or more of them shall abate or be affected by the amalgamation;

(f)                                    their articles of incorporation are each amended to the extent necessary to give effect to the terms and conditions of this Agreement.

2.03                           Termination. Notwithstanding the approval of this Agreement by their shareholders, the board of directors of either of Victor and Stoody, without further shareholder approval, may terminate the amalgamation and this Agreement at any time before the issuance of a certificate of amalgamation.

ARTICLE THREE

Organization

3.01                           Name. The name of the Corporation shall be Victor Equipment Company of Canada Ltd.

3.02                           Powers. The objects of the Corporation shall be to manufacture, produce, adapt, prepare, import, export, buy, sell, lease and otherwise deal in goods, wares, materials, articles and merchandise of every nature and kind whatsoever and, without limiting the generality of the foregoing, to manufacture, produce, adapt, prepare, import, export, buy, sell, lease and otherwise deal in welding equipment of every kind and description including parts thereof; and to build, purchase, lease or otherwise acquire and establish factories, warehouses, plants, machinery, and tools for the manufacture, distribution and sale of any article or articles of merchandise.

3.03                           Authorized Capital. The Corporation is authorized to issue the following shares:

(a)                                  Special Shares - 10,000 shares of a class (the “Special Shares”) with a par value of $100 each, the holders of which have the preferences and rights, and are subject to the conditions, restrictions, limitations and prohibitions set out in Schedule A hereto;

(b)                                 Common Shares - 15,000 shares of a class of common shares (the “Common Shares”) without nominal or par value.

3.04                           Acquisition of Common Shares. The Corporation may from time to time purchase any of its Common Shares in accordance with the Act.

3.05                           Restricted Transfer. The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without the approval of the Board.

3.06                           Limited Number of Shareholders.  The number of shareholders of the Corporation shall be limited to not more than 50 persons, not including persons who are in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, 2 or more persons who are joint registered owners of 1 or more shares being counted as a single shareholder.

3.07                           No Public Offering. Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

3.08                           Meetings of Shareholders. Meetings of shareholders may be held at any place in the Province of Ontario or at any place in the State of California or the State of Texas, two of the United States of America.

3.09                           Head Office. Until changed in accordance with the Act, the place in Ontario where the head office of the Corporation is to be situated is the Municipality of Metropolitan Toronto, in the Province of Ontario, and the address of the head office of the Corporation shall be Suite 6600, First Canadian Place, 100 King Street West, Toronto, Ontario M5X lB8.

3.10                           By-laws. Until repealed, amended, altered or added to, the by-laws of the Corporation shall be the by-laws of Victor immediately before the amalgamation becomes effective.

3.11                           Borrowing. Without limiting the borrowing powers of the Corporation as set out in the Act and in its by-laws, the Board may from time to time:

(a)                                  borrow money upon the credit of the Corporation;

(b)                                 issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation, whether secured or unsecured; and

(c)                                  charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such debt obligations or any money borrowed or other debt or liability of the Corporation.

The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board in relation to the foregoing by this Section 3.11 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation. Nothing in this Section 3.11 limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

ARTICLE FOUR

Directors and Officers

4.01                           Directors. Until changed in accordance with the Act, the Board of the Corporation shall consist of six directors. Initially the directors of the Corporation shall be the persons named below, whose addresses are set out opposite their respective names:

FULL NAME	ADDRESS

John Michael Bobyk	35 Baby Point Crescent Toronto, Ontario M6S 2B7

Edward Allen Moorehead	2109 Pembrooke Street Denton, Texas

Noel Frederick John Duke	15 Candlewood Drive Brantford, Ontario N3R 6A2

Donald Mackenzie Green	682 North Shore Blvd. East Burlington, Ontario L7T 1X2

James Barton Lovell	2139 Casa Grande Drive West Covina, California 91791

Robert Hewitt	327 Redfern Avenue Montreal, Quebec H3Z 2G5

Each director shall hold office until the first meeting of shareholders of the Corporation, or until his successor is elected or appointed. The election of subsequent directors shall take place thereafter in accordance with the provisions of the by-laws of the Corporation and the Act. Subject to the provisions of the Act, the Board shall manage the business and affairs of the Corporation.

4.02                           Officers. Initially the persons named below shall hold the office or offices in the Corporation set out opposite their respective names until the first meeting of shareholders of the Corporation or until their successors are duly elected or appointed:

NAME		OFFICE

John Michael Bobyk	-	President
Edward Allen Moorehead	-	Vice-President
H. Roy Bagot	-	Director of Finance and Administration
John C. Wilson, Jr.	-	Treasurer
Campbell Revere Osler	-	Secretary
Lyle Cook	-	Comptroller
Texas N. Simpson	-	Assistant Treasurer
Ronald Goruk	-	Plant Manager

ARTICLE FIVE

Issued Capital

5.01                           Transition. At the time the amalgamation of Victor and Stoody becomes effective, their shares become issued and fully paid shares of the Corporation, or are cancelled, as the case may be, as follows:

(a)                                  the 3,100 issued and outstanding Class A Preference Shares, 57,500 issued and outstanding Class B Preference Shares and 1,500 issued and outstanding common shares all of Stoody become 9,080 Special Shares;

(b)                                 the 1,000 issued and outstanding common shares of Victor become 10,000 Common Shares; and

(c)                                  all authorized but unissued shares of Victor and Stoody are hereby cancelled.

with the result that, immediately after the amalgamation becomes effective, there shall be outstanding as fully paid and non-assessable 9,080 Special Shares and 10,000 Common Shares.

5.02                           Issued Capital. The issued capital of the Corporation immediately after the amalgamation becomes effective shall be equal to the issued capital determined immediately before the amalgamation became effective and attributable to those shares of Victor and Stoody which, pursuant to Section 5.01, became shares of the Corporation.

5.03                           Share Certificates. After the amalgamation becomes effective, the shareholders of Victor and Stoody, when requested by the Corporation, shall surrender for cancellation the certificates representing shares held by them in Victor and Stoody, respectively, and shall be entitled to receive, upon request, certificates for shares of the Corporation on the basis aforesaid.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto under their respective corporate seals as witnessed by the signatures of their proper officers in that behalf.

DATED this 26th day of September, 1980.

VICTOR EQUIPMENT COMPANY OF CANADA LIMITED

“John M. Bobyk”
President	c/s

“Campbell R. Osler”
Secretary

STOODY UNIWELD LIMITED

“H. Roy Bagot”
President	c/s

“Campbell R. Osler”
Assistant Secretary

SCHEDULE A

TO THE AMALGAMATION AGREEMENT

THE DESIGNATIONS, PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS, OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES ARE

Designation

1.                                       The Special Shares with a par value of one hundred dollars ($100) each shall be designated as thirteen per cent (13%) cumulative redeemable voting preference shares with a par value of one hundred dollars ($100) each (hereinafter called “Preference Shares”).

Dividend

2.                                       The holders of the Preference Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends fixed preferential cumulative cash dividends at the rate of thirteen per cent (13%) per annum on the par value thereof payable quarterly on the first days of January, April, July and October in each year; dividends on the Preference Shares shall accrue from such date or dates as may in the case of each issue be determined by the board of directors of the Corporation or in case no date be so determined then from the date of allotment; cheques of the Corporation payable at par at any branch of the Corporation’s banker’s for the time being in Canada (far northern branches excepted) shall be issued in respect of such dividends and payment thereof shall satisfy such dividends; if on any dividend payment date the dividend payable on such date is not paid in full on all the Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors on which the Corporation shall have sufficient moneys properly applicable to the payment of the same; the holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the fixed preferential cumulative cash dividends hereinbefore provided for.

Liquidation, Dissolution or Winding-Up

3.                                       In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Preference Shares shall be entitled to receive from the property and assets of the Corporation, before any amount is paid or any property or assets of the Corporation distributed to the holders of any Common Shares or shares of any other class ranking junior to the Preference Shares, an amount equal to the aggregate par value thereof together with all accrued and unpaid fixed preferential cumulative cash dividends thereon (which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of distribution); after payment to the holders of the Preference Shares of the amount so payable to them as above provided, such holders shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Purchase for Cancellation

4.                                       The Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Preference Shares outstanding from time to time at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding an amount equal to the aggregate par value thereof together with all accrued and unpaid fixed preferential cumulative cash dividends thereon (which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of purchase); except where the purchase for cancellation is made on the open market or all the holders of the Preference Shares consent to the purchase, the Corporation may purchase such shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the holders of the Preference Shares and the Corporation shall accept only the lowest tenders; where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Preference Shares offered, the Corporation shall accept part of the Preference Shares offered in each such tender in proportion as nearly as may be to the total number of Preference Shares offered in each such tender.

Redemption at Option of Corporation

5.                                       The Corporation may, upon giving notice as hereinafter provided, redeem at any time or times after September 26, 1985 the whole or any part of the then outstanding Preference Shares on payment for each share to be redeemed of the par value thereof together with all accrued and unpaid fixed preferential cumulative cash dividends thereon (which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of such redemption).

6.                                       In any case of redemption of Preference Shares under the provisions of clause 5 hereof, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preference Shares; such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption; such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom such notice is addressed is to be redeemed the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Preference Shares called for redemption; such Preference Shares shall thereupon be redeemed; if a part only of the Preference Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation; from and after the date specified in any such notice, the Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall continue unaffected; the Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preference Shares as aforesaid to deposit the redemption price of the Preference Shares so called for redemption or of such of the said shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

Redemption at Option of Holder

7.                                       A holder of Preference Shares shall be entitled to require the Corporation to redeem at any time or times after September 26, 1985, all or any of the Preference Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its head office a share certificate or share certificates representing the preference shares, or, if a part only of the shares held by the registered holder is to be redeemed, the number thereof, which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) that the registered holder desires to have the Preference Shares represented by such certificate or certificates redeemed by the Corporation and (ii) the business day (in this clause 7 referred to as the “redemption date”) on which the holder desires to have the Corporation redeem such Preference Shares. Requests in writing shall specify a redemption date which shall be not less than thirty (30) days after the day on which the request in writing is given to the Corporation; upon receipt of a share certificate or share certificates representing the Preference Shares which the registered holder desires to have the Corporation redeem together with such a request the Corporation shall on the redemption date redeem such Preference Shares by paying to such registered holder an amount equal to the aggregate par value of the Preference Shares being redeemed together with all accrued and unpaid fixed preferential cumulative cash dividends thereon (which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the redemption date); such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada; the said Preference Shares shall be redeemed on the redemption date and from and after the redemption date such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of holders of Preference Shares in respect thereof unless payment of the redemption price is not made on the redemption date, in which event the rights of the holders of the said shares shall continue unaffected.

Restrictions on Payment of Dividends and Reduction of Junior Capital

8.                                       So long as any of the Preference Shares are outstanding the Corporation shall not

(a)                                  declare or pay or set apart for payment any dividends (other than a dividend payable solely in shares of the Corporation at any time outstanding ranking junior to the Preference Shares in all respects) on the Common Shares or any other shares of the Corporation from time to time outstanding ranking junior to the Preference Shares, or

(b)                                 call for redemption, purchase, reduce or otherwise pay off any shares of the Corporation at any time outstanding ranking junior to the Preference Shares (except out of the proceeds of an issue of shares ranking junior to the Preference Shares in all respects made prior to or contemporaneously with any such call for redemption, purchase, reduction or other payment off), unless all dividends up to and including the dividend payable on the last preceding dividend payment date on all Preference Shares then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in the foregoing subclauses (a) and (b).

Creation of Prior Ranking Shares

9.                                       No class of shares may be created ranking as to capital or dividends in priority to or on a parity with the Preference Shares nor shall the authorized amount of the Preference Shares be increased without the approval of the holders of the Preference Shares given as hereinafter specified in clause 14 hereof.

10.                                 The Common Shares shall rank junior to the Preference Shares and shall be subject in all respects to the preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the Preference Shares and the Common Shares shall entitle the holders thereof to one (1) vote in respect of each Common Share held at all meetings of the shareholders of the Corporation.

Voting Rights

11.                                 The holders of the Preference Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and shall be entitled to one (1) vote for each Preference Share held at all meetings of the shareholders of the Corporation;

Exclusive Right to Elect One Director

12.                                 The holders of the Preference Shares shall have the exclusive right, voting separately as a class, to elect one member of the board of directors of the Corporation.

Variation of Provisions

13.                                 The provisions hereof contained in clauses numbered 1 to 14 both inclusive attaching to the Preference Shares or any of such clauses may be deleted, varied, modified, amended or amplified by articles of amendment but only with the approval of the holders of the Preference Shares given as specified in clause 14 hereof.

14.                                 The confirmation required by subsection 4 of section 189 of The Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to the amended, re-enacted or replaced provisions thereof), of a resolution authorizing an amendment to the articles deleting or varying any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares or creating special shares ranking in any respect in priority to or on a parity with the Preference Shares may be given by the consent in writing of one hundred percent (100%) of the holders of the Preference Shares or by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose and held upon at least ten (10) days’ notice at which the holders of at least a majority of the outstanding Preference Shares are present or represented by proxy; if at any such meeting the holders of a majority of the outstanding Preference Shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date not being less than fourteen (14) days later and to such time and place as may be appointed by the chairman and at least ten (10) days’ notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called; at such adjourned meeting the holders of Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and the confirmation of the holders of’ Preference Shares referred to above may be given by at least two-thirds (2/3) of the votes cast at such adjourned meeting; the formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereat shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting every holder of Preference Shares shall be entitled to one (1) vote in respect of each Preference Share held.

THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.

CERTIFIED

NAMES AND SEALS OF THE AMALGAMATING CORPORATIONS AND SIGNATURES
AND DESCRIPTIONS OF OFFICE OF THEIR PROPER OFFICERS.

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

\s\ John M. Bobyk
President c/s

\s\ Campbell R. Osler
Secretary

STOODY UNIWELD LIMITED

\s\ H. Roy Bagot
President c/s

\s\ Campbell R. Osler
Assistant Secretary

PALCO WELDING PRODUCTS CANADA LTD.

ARTICLES OF AMENDMENT

1.                                       THE NAME OF THE CORPORATION IS VICTOR EQUIPMENT COMPANY OF CANADA LTD.

2.                                       DATE OF INCORPORATION/AMALGAMATION SEPTEMBER 26, 1980.

3.                                       THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

“RESOLVED THAT:

The articles of the corporation are hereby amended to change the name of the corporation to PALCO WELDING PRODUCTS CANADA LTD. and to use the name in the following form and language:

'PRODUITS DE SOUDURE PALCO CANADA LTÉE.' "

4.                                       THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

5.                                       THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON MARCH 10, 1983.

6.                                       THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.

CERTIFIED

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(CORPORATE SEAL)	\s\ John M. Bobyk	President
	(Signature)	(Description of Office)

	\s\ Campbell R. Osler	Secretary
	(Signature)	(Description of Office)

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The present name of the corporation is:	Dénomination sociale actuelle de la compagnie:

PALCO WELDING PRODUCTS CANADA LIMITED

2.	The name of the corporation is changed to (if applicable):	Nouvelle dénomination sociale de la compagnie (s’il y a lieu):

3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:

26 September, 1980

4.	The articles of the corporation are amended as follows:	Les statuts de la compagnie sont modifiés de la façon suivante:

RESOLVED THAT the articles of the corporation are amended:

(a)	by removing in paragraph 3.02 of the articles the following objects:

“The objects of the Corporation shall be to manufacture, produce, adapt, prepare, import, export, buy, sell, lease and otherwise deal in goods, wares, materials, articles and merchandise of every nature and kind whatsoever and, without limiting the generality of the foregoing, to manufacture, produce, adapt, prepare, import, export, buy, sell, lease and otherwise deal in welding equipment of every kind and description including parts thereof; and to build, purchase, lease or otherwise acquire and establish factories, warehouses, plants, machinery, and tools for the manufacture, distribution and sale of any article or articles of merchandise.”

and by substituting therefore the following:

“There shall be no restriction on the business the Corporation may carry on or on the powers the Corporation may exercise.”

(b)	by removing in paragraph 3.03 of the articles, the words ‘with a par value of $100 each” following the word “Shares” in the second line of clause (a) of paragraph 3.03 of the articles;

(c)

by removing in paragraph 1 of Schedule A to the articles the words “with a par value of one hundred dollars ($100) each” after the words “Special Shares” in the first line thereof and after the words “preference shares” in the third line thereof;

(d)

by removing in paragraph 2 of Schedule A to the articles, after the word “dividends” in the sixth line thereof, the words “at the rate of thirteen per cent (13%) per annum on the par value thereof”, and substituting therefor the words “at the rate of $13.00 per share per annum”.

(e)

by removing in paragraph 3 of Schedule A to the articles, after the words “Preference Shares” in the ninth line thereof, the words “an amount equal to the aggregate par value thereof”, and substituting therefor the words, “the amount paid up on such shares”.

(f)

by removing in paragraph 4 of Schedule A to the articles, after the word “exceeding” in the fifth line thereof, the words “an amount equal to the aggregate par value thereof” and substituting therefor the words ‘the amount paid up on such shares”.

(g)

by removing in paragraph 5 of Schedule A to the articles, after the word “redeemed” in the fifth line thereof, the words “of the par value thereof” and substituting therefor the words “of the amount paid up on such shares”.

(h)

by removing in paragraph 7 of Schedule A to the articles, after the words “registered holder” in the twenty-third line thereof, the words “an amount equal to the aggregate par value of” and substituting therefor the words “the amount paid up on”.

(i)	by providing that the Common Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

COMMON SHARES

(1)	Voting Rights

The holders of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings at which notice must be given to the holders of Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by him.

(2)	Dividends

The holders of Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation on such shares.

(3)	Rights on Dissolution

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

(j)	by removing paragraph 3.08 of the articles.

(k)	by changing the number of directors of the corporation from 6 to a minimum of 3 and a maximum of 11.

5.	The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.	La modification a ete dument autorisee conformement a l’article 167 et. s’il y a lieu a l’article 169 de la Loisur les companies.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs (le cas échèant) de la compagnie ont approuvé la rèsolution autorisant la modification
3rd February, 1984

These articles are signed in duplicate.		Les présents statuts sont signés en double exemplaire.

PALCO WELDING PRODUCTS CANADA LTD.
(Name of Corporation)
(Denomination sociale de la compagnie)

By/Par:	\s\ Campbell R. Osler
	(Signature)	(Description of Office)
	(Signature)	(Fonction)

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The present name of the corporation is:	Dénomination sociale actuelle de la compagnie:

PALCO WELDING PRODUCTS CANADA LTD.

2.	The name of the corporation is changed to	Nouvelle denomination sociale de la compagnie (s’ilya lieu):

N/A

3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:

26 September, 1980

4.	The articles of the corporation are amended as follows:	Les statuts de la compagnie sont modifiés de la façon suivante:

RESOLVED THAT:

1.                                       The articles of the Corporation are hereby amended:

(a)                                  to change the number of Common Shares the Corporation is authorized to issue from “15,000” to an “unlimited number” of Common Shares.

(b)                                 to change the number of Special Shares the Corporation is authorized to issue from “10,000” to an “unlimited number” of Special Shares.

(c)                                  to change the dividend on the Special Shares, designated as “Preference Shares” in the articles, from “cumulative” to “non-cumulative” and to change the word “cumulative” to “non-cumulative” wherever such word appears in the articles.

(d)                                 to redesignate the Special Shares, designated as “Preference Shares” in the articles, as “Class A Shares”.

(e)                                  to amend Schedule A to the articles setting out the rights, privileges, restrictions and conditions attaching to the Class A Shares as redesignated by removing:

(i)                                     from paragraph 2, line 7, commencing with the word “payable” to line 22 ending with the word “same”, so that, as amended, paragraph 2 shall read as follows:

“2.  The holders of the Class A Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends fixed preferential non-cumulative cash dividends at the rate of $13.00 per share per annum; the holders of the Class A Shares shall not be entitled to any dividends other than or in excess of the fixed preferential non-cumulative cash dividends hereinbefore provided.”

(ii)                                  from paragraph 3, lines 11, 12 and 13, the brackets and words “(which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of distribution)”.

(iii)                               from paragraph 4, lines 9, 10 and 11, the brackets and words “(which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of purchase.)”.

(iv)                              from paragraph 5, at the end thereof, the brackets and words “(which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the date of such redemption)”.

(v)                                 from paragraph 7, lines 26, 27, and 28, the brackets and words “(which for such purpose shall be calculated as if such dividends were accruing on a daily basis up to the redemption date)”.

(f)                                   to create an unlimited number of Class B Shares (the “Class B Shares”) which shall have attached thereto the following rights, privileges, restrictions and conditions:

CLASS B SHARES

(1)                                  Ranking

The Class B Shares shall rank junior to the Class A Shares and senior to any other shares of the Corporation in respect to the payment of dividends and in respect to repayment of capital.

(2)                                  Dividends

The holders of the Class B Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors (the “Board”) out of monies of the Corporation properly applicable to the payment of dividends, non-cumulative dividends at the rate of 7% per annum of the redemption amount as defined in paragraph (10) of these provisions (the “Class B Share Redemption Amount”) per share of the Class B Shares.

(3)                                  Voting Rights

The holders of Class B Shares shall not be entitled to receive notice of or to attend or vote at meetings of the shareholders of the Corporation except as required under the provisions of the Business Corporations Act, 1982.  On any vote taken at any required meeting of the holders of Class B Shares as a class, each holder of Class B Shares entitled to vote shall have one vote in respect of each Class B Share held, and the formalities to be observed with respect to the giving of notice of and voting at any such meeting (including, without in any way limiting the generality of the foregoing, the fixing of record dates for the giving of notice and the entitlement to vote, the quorum therefor and the conduct thereof) shall mutatis mutandis be those from time to time prescribed by the by-laws of the Corporation and the Business Corporation Act, 1982 with respect to meetings of shareholders.

(4)                                  Rights on Dissolution

In the event of the liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, the holders of Class B Shares shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of any other class of shares of the Corporation ranking junior to the Class B Shares, an amount equal to the Class B Share Redemption Amount of the Class B Shares held and any declared but unpaid dividends thereon but shall have no further right in or to the assets of the Corporation.

(5)                                  Redemption

The Corporation may, at any time and from time to time upon giving notice in accordance with paragraph (6) of these provisions, redeem the whole, or from time to time any part, of the then outstanding Class B Shares on payment for each share to be redeemed of an amount equal to the Class B Share Redemption Amount and all declared but unpaid dividends thereon.

(6)                                  Notice and Redemption

The Corporation shall, prior to redeeming the whole-or any part of the outstanding Class B Shares, give notice to each holder of Class B Shares to be redeemed, in writing, at the latest address of the holder as shown on the books of the Corporation, at least ten (10) days prior to the date fixed for redemption or such shorter period of time as the Corporation and the holder of any Class B Shares may agree. Such notice shall set out the number of Class B Shares held by the person to whom it is addressed which are to be redeemed and the Class B Share Redemption Amount and all declared but unpaid dividends thereon. Such notice shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Class B Shares to be redeemed the Class B Share Redemption Amount of such shares and all declared but unpaid dividends thereon on such redemption date on presentation and surrender, at the head office of the Corporation or at any other place or places within Canada designated by such notice, of the certificate or certificates for such Class B Shares so called. for redemption. From and after the date specified in any such notice, the Class B Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of such Class B Share Redemption Amount and all declared but unpaid dividends thereon shall not be duly made by the Corporation upon presentation and surrender of the certificates in accordance with the foregoing provisions. If less than all Class B Shares represented by a certificate are redeemed, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class B Shares which have not been redeemed.

(7)                                  Purchase for Cancellation

Subject to the Business Corporations Act, 1982, the Corporation may at any time or times purchase for cancellation the whole or any part of the Class B Shares outstanding from time to time in the manner determined by the Board at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding an amount per share equal to the Class B Share Redemption Amount and any declared but unpaid dividends thereon.

(8)                                  Retraction

The Class B Shares shall be redeemable at the option of the holder upon the holder giving the Corporation notice in writing in accordance with paragraph (9) of these provisions at an amount per share equal to the Class B Share Redemption Amount and all declared but unpaid dividends thereon.

(9)                                  Notice and Retraction

Any holder of Class B Shares desiring to have all or any part of such holding of Class B Shares redeemed by the Corporation shall give the Corporation notice, in writing, at least ten (10) days or such shorter period of time as the Corporation and the holder may agree prior to the date redemption is desired, at the head office of the Corporation.

(10)                            Class B Share Redemption Amount

The “Class B Share Redemption Amount” of each Class B Share shall be $100.00.

2.                                       Any one director or officer of the Corporation is hereby authorized and directed to do all such acts and things and execute all such instruments and documents as he may deem necessary or desirable to carry out the foregoing, including, without limitation, the execution and filing of articles of amendment with the Ontario Ministry of Consumer -and Commercial Relations.

5.	The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.	La modification a ete dument autorisee conformement a l’article 167 et. s’il y a lieu a l’article 169 de la Loisur les companies.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs (le cas échèant) de la compagnie ont approuvé la rèsolution autorisant la modification
December 18, 1984

These articles are signed in duplicate.		Les présents statuts sont signés en double exemplaire.

PALCO WELDING PRODUCTS CANADA LTD.
(Name of Corporation)
(Denomination sociale de la compagnie)

By/Par:
	(Signature)	(Description of Office)
	(Signature)	(Fonction)

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The present name of the corporation is:	Dénomination sociale actuelle de la compagnie:

PALCO WELDING PRODUCTS CANADA LTD.

2.	The name of the corporation is changed to	Nouvelle denomination sociale de la compagnie (s’ilya lieu):

THERMADYNE WELDING PRODUCTS CANADA LIMITED

3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:

26 September, 1980

4.	The articles of the corporation are amended as follows:	Les statuts de la compagnie sont modifiés de la façon suivante:

to change the name of the Corporation from PALCO WELDING CANADA LTD. to THERMADYNE WELDING PRODUCTS CANADA LIMITED.